Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Kaltura, Inc. 2021 Incentive Award Plan of our report dated February 25, 2022, with respect to the consolidated financial statements of Kaltura, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

March 3, 2022	/s/ Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	A member of Ernst & Young Global